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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Front Royal, Inc. on Form S-1 of our report dated May 22, 1998, on the combined financial statements of Preferred National Insurance Company and Affiliates as of December 31, 1997 and for the year then ended, appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading 'Experts' in such Prospectus.

                                          /s/ DELOITTE & TOUCHE LLP
                                          --------------------------
                                              DELOITTE & TOUCHE LLP


Miami, Florida
July 24, 1998